Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, acting in the capacity or capacities stated next to his or her below, constitutes and appoints MATTHEW J. SHATTOCK, ROBERT F. PROBST and KENTON R. ROSE, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Annual Report on Form 10-K of Beam Inc. for the fiscal year ended December 31, 2011, and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

Signature	Title	Date

/s/ Matthew J. Shattock Matthew J. Shattock	President and Chief Executive Officer (principal executive officer) and Director	February 22, 2012

/s/ Robert F. Probst Robert F. Probst	Senior Vice President and Chief Financial Officer (principal financial officer)	February 22, 2012

/s/ Leo A. Mierzwicki Leo A. Mierzwicki	Vice President and Corporate Controller (principal accounting officer)	February 22, 2012

/s/ Richard A. Goldstein Richard A. Goldstein	Director	February 22, 2012

/s/ Stephen W. Golsby Stephen W. Golsby	Director	February 22, 2012

/s/ Ann F. Hackett Ann F. Hackett	Director	February 22, 2012

/s/ A.D. David Mackay A.D. David Mackay	Director	February 22, 2012

/s/ Robert A. Steele Robert A. Steele	Director	February 22, 2012

/s/ Anne M. Tatlock Anne M. Tatlock	Director	February 22, 2012

/s/ Peter M. Wilson Peter M. Wilson	Director	February 22, 2012